Exhibit 10.96

                            ASSET PURCHASE AGREEMENT

      This asset purchase agreement (the "Agreement") is made and entered into this 16 day of April, 2001, by and among TENNESSEE TIRE RECYCLERS, INC., a Tennessee corporation (the "Seller"), and TECHNICAL TIRE RECYCLING, INC., a Tennessee corporation (the "Purchaser").

                                   ARTICLE I

                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

      Section 1.1 Sale of Assets.

            (a) Purchased Assets. Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby accepts and purchases, all of Seller's right, title and interest in and to all of the assets, properties and rights of Seller described on Schedule 1.1(a) attached hereto as shall exist on the Closing Date (as hereinafter defined) ("Purchased Assets").

            (b) Excluded Assets. The foregoing notwithstanding, Buyer is not purchasing, and Seller shall not be deemed to sell, those assets which are described on Schedule 1.1(b) attached hereto ("Excluded Assets").

            (c) Certain Consents to Assignment. To the extent that the assignment of any right or agreement the benefit of which is to be acquired by Buyer pursuant to this Agreement requires the consent of any Person not a Party to this Agreement or any of their Affiliates, this Agreement shall not constitute a contract to assign or assume the same until such consent is obtained. Seller and Buyer shall use reasonable efforts to obtain any consent necessary to any such assignment. If any such consent is not obtained (a) this Agreement shall not constitute or be deemed to be a contract to assign or assume the same if an attempted assignment without such consent, approval or waiver would constitute a breach of such right or agreement or create in any party thereto the right or power to cancel or terminate such right or agreement, and (b) Seller will cooperate with Buyer, in any reasonable arrangement requested by Buyer designed to provide to Buyer the benefit, monetary or otherwise, of Seller's rights under such right or agreement, including enforcement of any and all rights of Seller against the other party thereto arising out of a breach or cancellation thereof by such other party.

      Section 1.2 Assumption of Liabilities.

            (a) Assumed Liabilities. Buyer hereby undertakes, assumes and agrees to perform and otherwise pay, satisfy and discharge only those liabilities expressly set forth on Schedule 1.2(a) attached hereto (the "Assumed Liabilities").

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            (b) Excluded Liabilities. Buyer shall not assume, nor does Buyer agree to pay, any debts, liabilities or obligations of any kind or nature whatsoever not specifically set forth on Schedule 1.2(a), including, without limitation, those items set forth on Schedule 1.2(b) attached hereto (collectively, "Excluded Liabilities"). All Excluded Liabilities shall be the responsibility of Seller, and Seller hereby covenants and agrees to fully and timely pay and discharge all Excluded Liabilities.

      Section 1.3 Closing. The closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place at the offices of GreenMan Technologies Inc., 7 Kimball Lane, Lynnfield, Massachusetts, or at another mutually agreed upon location on April 16, 2001 (the "Closing Date") and but shall be considered effective as of April 1, 2001.

      Section 1.4 Closing Obligations of Seller. At the Closing, Seller shall:

            (a) Deliver to Buyer title to and possession of the Assets;

            (b) Execute and deliver to Buyer, as appropriate, one or more bills of sale, instruments of assignment, certificates of title, registrations, licenses and other documents as may be reasonably necessary or appropriate
      (a) to vest in Buyer title to all of the Assets, free and clear of any and all Liens, and (b) to carry out the transactions contemplated by this Agreement;

            (c) Deliver to Buyer evidence, satisfactory to Buyer in its sole discretion, of releases of any and all Liens relating to the Purchased Assets; and

            (d) Deliver to Buyer such other certificates and documents as may be called for under this Agreement or as Buyer shall reasonably request.

      Section 1.5 Closing Obligations of Buyer. At the Closing, Buyer shall deliver to Seller the Purchase Price as described in Section 1.6 hereof.

      Section 1.6 The Purchase Price. Subject to and upon the terms and conditions set forth herein, as consideration for the Purchased Assets, the Purchaser agrees to and will pay and deliver to the Seller at Closing the following (the consideration to be paid and delivered are referred to, collectively, as the "Purchase Price"):

            (a) $75,000;

            (b) $180,000 in the form of a Promissory Note in the form attached hereto as Exhibit A, which shall bear interest at the rate of ten percent (10%) per annum and be payable in thirty-six (36) monthly installments (the "Purchase Money Note"); and

            (c) A certificate representing two hundred thousand (200,000) shares of the GreenMan Technologies, Inc. Common Stock par value $.01 per share (the "Common Stock"), which shall be subject to certain restrictions described in Section 1.7.


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

      Section 1.7 Lock-Up Agreement. The Seller agrees not to sell, pledge, transfer or otherwise dispose of the Common Stock, or grant any option or purchase right with respect to the Common Stock or engage in any short sale, hedging transaction or other derivative security transaction involving the Common Stock of GreenMan Technologies, Inc. held by him/her, for a period of two
(2) years from the date hereof. In the event that Seller desires to transfer any of the shares of Common Stock to any of its stockholders, Buyer shall have the right to require such stockholders to enter into an agreement containing the terms of this Section 1.7 as a condition to such transfer.

      Section 1.8 Further Cooperation. From time to time after the Closing, Seller at Buyer's request and without further consideration, agrees to execute and deliver or to cause to be executed and delivered such other instruments of transfer as Buyer may reasonably request to transfer to Buyer more effectively the right, title and interest in or to the Purchased Assets, to confirm that Buyer has not assumed any of the Excluded Liabilities and to take or cause to be taken such further or other action as may reasonably be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement.

      Section 1.9 Right of First Offer. Purchaser grants to Seller a right of first offer to purchase the Purchased Assets on the following terms and conditions: If Purchaser determines to sell all or substantially all of the Purchased Assets, Purchaser shall notify Seller in writing (the "Sale Offer") of the terms on which Purchaser will be willing to sell such assets. If Seller, within thirty (30) days after receipt of the Sale Offer indicates in writing its agreement to purchase any or all of the Purchased Assets, on the terms stated in the Sale Offer, Purchaser shall sell and convey all or any part of the Purchased Assets, to Seller on the terms stated in the notice. If Seller does not send Purchaser a binding legal acceptance to purchase the Purchased Assets on the terms set forth in the Sale Offer within thirty (30) days, Purchaser thereafter shall have the right to sell and convey all or any part of the Purchased Assets to a third party on the same terms stated in the Sale Offer. If Seller agrees to purchase the Purchased Assets, a closing shall occur within 90 days of acceptance of the Sale Offer. If the Purchased Assets are so sold to a third party, then all rights of Seller under this section shall promptly terminate. If the Purchased Assets are not sold, then Purchaser shall give Seller the same right to purchase the Purchased Assets on receiving any subsequent offer from any third party that is acceptable to Purchaser; provided, however, that nothing contained in this section shall in any way limit the right of Purchaser to transfer or convey the demised assets on the dissolution or termination of Purchaser or otherwise, for nominal or no consideration, and Seller shall have no right to purchase the Purchased Assets in the event of such a transfer or conveyance, but the rights set forth in this section shall survive such a transfer.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:


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

            (a) Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation.

            (b) Binding Obligation. Seller has all requisite corporate power and authority to enter into and perform its respective obligations under this Agreement and the agreements, documents and instruments to be executed in connection with this Agreement (the "Ancillary Agreements") and to carry out the transactions contemplated hereby. The board of directors and stockholders of Seller have duly authorized the execution and delivery of this Agreement, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. The execution, delivery and performance by Seller of this Agreement does not and will not conflict with, or result in any violation of or default under, any provision of Seller's articles of incorporation or by-laws or any ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to Seller or to any of its respective properties or assets or any agreement or instrument to which it is subject. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Seller in connection with their execution, delivery or performance of this Agreement.

            (c) Title to Personal Property. Except as set forth on Schedule 2.1(c), Seller has good and marketable title to all of the personal property included in the Purchased Assets, in each case free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances of any nature whatsoever ("Liens").

            (d) No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Seller or Shareholder is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated herein.

            (e) Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, and no Third-Party Consent is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (f) Litigation. No litigation, arbitration, investigation or other proceeding of any Governmental Authority is pending or, to the knowledge of Seller, threatened against Seller, relating to the Business or the Assets, with respect to any product liability or similar cause of action or otherwise. Seller is not subject to any outstanding injunction, judgment, order, decree or ruling relating to the Business or the Assets, and Seller has not been notified that any of its products manufactured in the Product Lines contains any


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

      actual or alleged defect of any nature or that any Person has suffered any personal injury or damage to his, her or its property as a result of the sale, use, distribution or existence of any such product. There is no litigation, proceeding or investigation pending or, to the knowledge of Seller, threatened against or affecting Seller that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Seller in connection with the transactions contemplated hereby.

            (g) Environmental Matters. Except as set forth in Section 4.14 of the Disclosure Schedule, Seller has conducted the Business and owned and operated the Assets, and is using and operating the Assets and conducting the Business, in compliance with all applicable Environmental Laws.

            (h) Taxes. There are no Liens on any of the Assets for unpaid Taxes other than Liens for Taxes not yet due and payable.

            (i) Absence of Certain Business Practices. Neither Seller nor any of its partners, officers, directors, managers, employees or agents nor any other Person acting on any of their behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of Seller (or assist Seller in connection with any actual or proposed transaction):
      (a) which will result in Seller incurring any damage or penalty in any civil, criminal or governmental litigation or proceeding; (b) which, if not continued in the future, would have a Material Adverse Effect on the Business or which will result in Seller paying any penalty in any private or governmental litigation or proceeding; or (c) for establishment or maintenance of any concealed fund or concealed bank account.

            (j) Disclosure. No representation or warranty of Seller set forth in this Agreement or in any of the Schedules or Exhibits hereto, or other statement in writing or certificate furnished or to be furnished to Purchaser by or on behalf of Seller in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they are made.

      Section 2.2 Representations and Warranties of Buyer. Buyer represents and warrants to, and agrees with, Seller as follows:

            (a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

            (b) Binding Obligation. Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and


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

      performance by Buyer of this Agreement and the transactions contemplated hereby, have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution, delivery and performance by Buyer of this Agreement does not and will not conflict with, or result in any violation of, any provision of the Articles of Incorporation or By-Laws of Buyer, or any provision of any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to Buyer or to its property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Buyer in connection with its execution, delivery or performance of this Agreement.

            (c) No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Buyer is or will be entitled to any broker's or finder's fee or other commission or similar fee in connection with any of the transactions contemplated herein.

                                  ARTICLE III

                              ADDITIONAL AGREEMENTS

      Section 3.1 Expenses. All costs and expenses incurred by any party hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs. No such expenses of Seller shall in any way constitute an Assumed Liability.

      Section 3.2 Press Releases. None of the parties hereto shall issue a press release or other publicity announcing the sale of the Purchased Assets or any other aspect of the transactions contemplated hereby without the prior written approval of the other parties, unless such disclosure is required by applicable law.

                                   ARTICLE IV

                                 INDEMNIFICATION

      Section 4.1 Buyer Claims. Except as hereinafter set forth, Seller shall indemnify and hold harmless Buyer and its successors and assigns, and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, including, without limitation, reasonable legal, accounting, investigatory and any other expenses (collectively "Claims"), which may arise out of (a) any actual or alleged failure of Seller to discharge in a timely manner any of the Excluded Liabilities; (b) any misrepresentation or other breach or violation by Seller of the representations, warranties, covenants and agreements contained in this Agreement or any schedule or exhibit hereto; (c) the operation of Seller's business prior to Closing (except for Claims arising from the Assumed Liabilities that


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

arise after the Closing Date); (d) the failure of Seller to comply with applicable bulk sale laws; (e) failure of Seller to pay or discharge any liability with respect to Taxes; (g) any claim that any service performed or any product manufactured, distributed or sold by Seller, or any of its predecessors, or its or their subsidiaries or affiliates, was defective or noncompliant with any express or implied warranty without regard to the legal theory under which redress may be sought, i.e., tort, breach of contract or strict liability; or
(f) any of the following conditions or occurrences relating to the environment:
(i) any clean-up, corrective removal or remedial actions, or property damage arising out of any condition existing on or prior to the Closing Date; (ii) third party claims for personal injury where the exposure, incident or occurrence out of which the Claim arises occurred in whole or in part, on or prior to the Closing Date; (iii) any transportation or disposition commenced, arranged or initiated on or before the Closing Date, by or on behalf of Seller or any of its predecessors, or its or their subsidiaries or affiliates, of any substance owned or controlled by Seller or any of its predecessors, or its or their subsidiaries or affiliates, or any substance from any premises owned or operated by Seller or any of its predecessors, or its or their subsidiaries or affiliates, for any purpose, including, but not limited to, treatment, storage, disposal or recycling; (iv) fines or penalties on account of the ownership, use, condition or operation of any of the assets of Seller or of any of its subsidiaries or affiliates, at any time on or prior to the Closing Date; (v) any liability to modify, restore, change or improve any of the assets or real property of Seller or any of its predecessors, or its or their subsidiaries or affiliates, in order to effectuate compliance with any applicable law or order; or (vi) the removal of any and all asbestos, asbestos containing materials or other hazardous materials which existed on or before the Closing Date in any premises owned, leased, operated or managed on or before the Closing Date by Seller or any its predecessors, or its or their subsidiaries or affiliates.

      Section 4.2 Seller Claims. Except as hereinafter set forth, Buyer shall indemnify and hold harmless Seller and its successors and assigns and its and their respective officers, directors, shareholders, employees and agents, against and in respect of, any and all Claims, which may arise out of any misrepresentation or other breach or violation of this Agreement by Buyer or the failure of Buyer to discharge the Assumed Liabilities.

      Section 4.3 Notice of Claim; Defense of Third Party Claims. If either party becomes aware of or receives notice of any Claim of a third party or the commencement of any third party action or proceeding with respect to which another party (the "Indemnitor") is obligated to provide indemnification pursuant hereto, the party entitled to indemnification (the "Indemnitee") shall promptly give the Indemnitor notice thereof. Such notice shall not be a condition precedent to any liability of the Indemnitor under the provisions for indemnification contained in this Contract, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnitor with respect to such claims, actions, or proceedings. The Indemnitor may compromise or defend, at the Indemnitor's own expense, and by the Indemnitor's own counsel, any such matter involving the asserted liability of the Indemnitee. If the Indemnitor elects not to compromise or defend such matter, then the Indemnitee, at the Indemnitor's expense and by the Indemnitee's own counsel, may defend such matter. In any event, the Indemnitee, the Indemnitor and the Indemnitor's counsel (and, if applicable, the Indemnitee's counsel) shall cooperate in the compromise of, or the defense against, any such asserted liability. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor


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

any books, records, or other documents within its control that are reasonably necessary or appropriate for such defense.

      Section 4.4 Payment; Adjustment to Purchase Price. The Indemnitor shall pay the Indemnee in immediately available funds promptly after the Indemnitee provides the Indemnitor with written notice of a claim hereunder. Any indemnification payments paid hereunder will be considered an adjustment to the Purchase Price and shall include, without limitation, the right of Buyer to offset amounts payable pursuant to the Purchase Money Note.

                                   ARTICLE V

                          LABOR AND EMPLOYMENT MATTERS

      Buyer shall have no severance, COBRA or other obligation relating to the termination of such employees' employment with Seller, regardless of whether any such employees accept employment with Buyer. Except for amounts expressly identified in Exhibit A-1 to Schedule 1.2(a), Buyer shall have no liability or obligation whatsoever with respect to such employees' employment with Seller prior on or to the Closing Date, or the termination of such employment.

                                   ARTICLE VI

                    GENERAL PROVISIONS; ADDITIONAL AGREEMENTS

      Section 6.1 Accounts Receivable. With respect to any Accounts Receivable which are not collected by Buyer within 120 days of the Closing Date, Buyer shall have the option, exercisable at Buyer's sole discretion and upon written notice to Seller at any time following such 120 day period, to cause Seller to purchase from Buyer at face value any such uncollected Accounts Receivable. Such notice shall specify the face value of any such uncollected Accounts Receivable. Within 15 days of Buyer's notice to Seller of Buyer's desire to exercise its option hereunder, Seller shall remit payment to Buyer for the amount of the face value of any such uncollected Accounts Receivable in the form of a certified check, and Buyer shall assign such Accounts Receivable to Seller.

      Section 6.2 Survival of Representations, Warranties and Agreements. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

      Section 6.3 Dispute Resolution. Except as otherwise expressly provided herein, any dispute or controversy arising under or in connection with this Agreement will be settled by binding arbitration to be held in Boston, Massachusetts, USA, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in effect, by a panel of three arbitrators to be selected by the AAA. The arbitrators shall allow such discovery as the arbitrators determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable and, if reasonably practicable, within one hundred twenty (120) days after the arbitrators are appointed. The arbitrators shall have authority to award relief


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

under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrators. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The fact that the dispute resolution procedures specified herein shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure, all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party hereunder.

      Section 6.4 Sales Taxes. All sales and use taxes, if any, due under the laws of any state, any local government authority or the federal government of the United States in connection with the purchase and sale of the Purchased Assets shall be paid by Seller.

      Section 6.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one in the same instrument.

      Section 6.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 6.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth or provided for in this Agreement relating to the subject matter hereof.

      Section 6.8 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Tennessee without regard to principles of conflicts of laws.

      Section 6.9 Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be sent by (a) personal delivery (effective upon delivery), (b) facsimile (effective on the next day after transmission), (c) recognized overnight delivery (effective on the next day after delivery to the service) or
(d) registered or certified mail, return receipt requested and postage prepaid (effective on the third day after being so mailed), in each case addressed to the intended recipient as set forth below:

      If to Buyer:

               Technical Tire Recycling, Inc.
               c/o GreenMan Technologies, Inc.
               7 Kimball Lane
               Lynnfield, MA  01940
               Attn: Charles E. Coppa, CFO


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

      With a copy (which shall not constitute notice) to:

               Choate, Hall & Stewart
               Exchange Place
               53 State Street
               Boston, MA  02109
               Attn:  Gene T. Barton, Jr., Esq.
               Facsimile:  (617) 248-4000

      If to Seller:

               Tennessee Tire Recyclers, Inc.
               3442 Forest Park Road
               Springfield, TN  37172

Either Party may change its address for receiving notices by giving written notice of such change to the other Party in accordance with this Section 6.9.

      Section 6.10 Bulk Transfer Law. The Parties hereby waive compliance with the bulk sales or bulk transfer provisions of any Uniform Commercial Code or any other bulk sales or bulk transfer law which may apply to the transition contemplated by this Agreement. Seller shall indemnify, defend and hold Buyer harmless from and against any and all liabilities, claims, demands, damages, losses, costs and expenses (including reasonable attorneys' fees) imposed on Buyer by reason of the failure of the Parties to comply with such provisions.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first written above.

                                               TENNESSEE TIRE RECYCLERS, INC.


                                               By: /s/ Thomas A. Carter
                                                   -----------------------------
                                               Name:  Thomas A. Carter
                                               Title: President


                                               TECHNICAL TIRE RECYCLING, INC.


                                               By: /s/ Charles E. Coppa
                                                   -----------------------------
                                               Name:  Charles E. Coppa
                                               Title: Treasurer


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